UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On May 27, 2015, T2 Biosystems, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”) with Solar Capital Ltd., as collateral agent  (in such capacity, the “Collateral Agent”) and lender, and Comerica Bank, as lender (together, the “Lenders”) to modify certain terms of the Loan and Security Agreement (the “Loan Agreement”) with the Collateral Agent and the Lenders, dated as of July 11, 2014.  Pursuant to the terms of the Loan Agreement, the Lenders agreed to loan the Company an aggregate amount of up to $30.0 million in aggregate principal in two tranches: (i) up to $20.0 million available at closing but no later than December 31, 2014, to be drawn in up to three drawings (subject to certain conditions), or tranche A, and (ii) up to $10.0 million available upon the fulfillment of certain conditions but no later than June 30, 2015, or tranche B.  The Company previously drew an initial amount of $10.0 million under tranche A on July 11, 2014 in connection with the entry into the Loan Agreement and an additional amount of $10.0 million under tranche A on December 29, 2014. The First Amendment extends the time period during which the Company can make draws under tranche B from June 30, 2015 to December 31, 2015, and requires the additional payment by the Company of a fee of one percent (1%) per annum on any undrawn amounts under tranche B for the period between July 1, 2015 and December 31, 2015, payable to the Lenders on December 31, 2015; provided, however, that upon any draw under tranche B the Company shall pay the amount of the accrued but unpaid portion of the fee as of the date of that draw.

The foregoing summary is qualified in its entirety by reference to the Loan Amendment, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement, dated as of May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement, dated as of May 27, 2015